FOR IMMEDIATE RELEASE
Lear Contacts:
Marianne Vidershain
(248) 447-5541

Tim Brumbaugh
(248) 447-1329

Lear Reports Fourth Quarter and Full Year 2024 Results

SOUTHFIELD, Mich., February 6, 2025 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the fourth quarter and full year 2024 and provided its financial outlook for the full year 2025.

Fourth Quarter 2024 Highlights
•Delivered revenue of $5.7 billion in the fourth quarter, compared to $5.8 billion in the fourth quarter of 2023
•Net income of $88 million and adjusted net income of $161 million, compared to $127 million and $177 million, respectively, in the fourth quarter of 2023
•Core operating earnings of $258 million, compared to $288 million in the fourth quarter of 2023
•Earnings per share of $1.61 and adjusted earnings per share of $2.94, compared to $2.18 and $3.03, respectively, in the fourth quarter of 2023
•Net cash provided by operating activities of $681 million and free cash flow of $489 million, compared to $570 million and $377 million, respectively, in the fourth quarter of 2023
•Repurchased $101 million of shares and paid $42 million in dividends
•Industry first new business award to provide Lear’s INTUTM radar and software technology to a European luxury automaker
•Integrating Lear’s ComfortMax SeatTM into select GM vehicles, launching in the second quarter of 2025, which will be the industry’s first incorporation of thermal comfort technologies into Lear’s trim covers
•Acquired StoneShield Engineering to enhance our IDEA by LearTM advanced automation capabilities, improving our wire harness production efficiency in E-Systems

Full Year 2024 Highlights
•Delivered revenue of $23.3 billion, compared to $23.5 billion for the full year 2023
•Total company revenue growth outperformed industry volume by 2 percentage points, including 6 percentage points in E-Systems. While consolidated Seating outgrowth was less than 1 percentage point, it was 2 percentage points including growth through our non-consolidated joint ventures
•Net income of $507 million and adjusted net income of $713 million, compared to $573 million and $710 million, respectively, for the full year 2023
(more)

•Core operating earnings of $1,096 million, compared to $1,120 million for the full year 2023
•Earnings per share of $8.97 and adjusted earnings per share of $12.62, compared to $9.68 and $12.02, respectively, for the full year 2023
•Increased adjusted earnings per share for the fourth consecutive year
•Net cash provided by operating activities of $1,120 million and free cash flow of $561 million, compared to $1,249 million and $638 million, respectively, for the full year 2023
•Repurchased $400 million of Lear shares and paid $174 million in dividends
•Cash and cash equivalents at year-end of $1.1 billion and total liquidity of $3.1 billion
•Improved E-Systems margins for the second consecutive year
•Introduced IDEA by Lear and acquired WIP Industrial Automation to strengthen our automation and artificial intelligence capabilities
•Reduced global hourly headcount by 9% in Seating and 8% in E-Systems, exceeding targets in both segments
•Continued to grow in China with numerous awards with BYD, Leapmotor, Geely and Xiaomi in Seating and Changan and the Dongfeng Group in both Seating and E-Systems
•Launched the industry’s first ComfortFlexTM module, combining heat, ventilation and massage, with Volvo
•Awarded 19 contracts for ComfortMax Seat by LearTM, ComfortFlexTM and FlexAir applications representing ≈$135 million of annual revenue
•Completed validation of first ComfortMax SeatTM application with Ford
•Named a 2025 Automotive News PACE Award finalist for our Zone Control Module featuring a highly configurable software solution
•Awarded eight top-three finishes – more than twice as many as the next closest competitor – in the J.D. Power 2024 U.S. Seat Quality and Satisfaction StudySM, including a sweep of all three awards in the Premium Car category

“Lear delivered solid results in 2024 despite continuing macroeconomic and industry headwinds, with both segments outgrowing the market. Strong cash flow generation enabled us to return $574 million of cash through share repurchases and dividends. Margins in E-Systems improved for the second consecutive year, and investments in automation through IDEA by Lear and footprint optimization will improve margins in both segments,” said Ray Scott, Lear's President and Chief Executive Officer. “In Seating, we are expanding our market share by growing with all customers, particularly the Chinese domestic automakers while our innovative solutions are reducing cost and complexity. We launched the industry’s first ComfortFlexTM module, combining heat, ventilation and massage, and validated the first ComfortMax SeatTM. Our relentless focus on the factors we can control sets Lear up for long-term growth and margin expansion that will allow us to continue to return capital to our shareholders.”

Fourth Quarter Financial Results
(in millions, except per share amounts)

	2024	2023
Reported
Sales	$5,714.6	$5,841.2
Net income	$88.1	$127.3
Earnings per share	$1.61	$2.18

Adjusted (1)
Core operating earnings	$257.7	$287.7
Adjusted net income	$161.0	$177.0
Adjusted earnings per share	$2.94	$3.03

In the fourth quarter, global vehicle production was up 1% compared to a year ago, with North America down 3%, Europe down 8% and China up 8%. Global vehicle production was down 1% on a Lear sales-weighted basis(2).

Sales in the fourth quarter were $5.7 billion, representing a year-over-year decrease of 2%. Excluding the impact of commodities, foreign exchange, acquisitions and divestitures, sales were also down 2%, reflecting lower production on key Lear platforms, partially offset by the addition of new business in both of our business segments.

Core operating earnings were $257.7 million, or 4.5% of sales, as compared to $287.7 million, or 4.9% of sales, in 2023. Earnings were impacted by lower production on key Lear platforms, partially offset by the addition of new business and positive operating performance. Net income was $88.1 million, as compared to $127.3 million in 2023.

In the Seating segment, margins and adjusted margins were 5.5% and 6.1% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 3.8% and 5.0% of sales, respectively.

Earnings per share were $1.61 and adjusted earnings per share were $2.94, as compared to $2.18 and $3.03, respectively, a year ago.

In the fourth quarter of 2024, net cash from operating activities was $681 million, and free cash flow(1) was $489 million.

Full Year Financial Results
(in millions, except per share amounts)

	2024	2023
Reported
Sales	$23,306.0	$23,466.9
Net income	$506.6	$572.5
Earnings per share	$8.97	$9.68

Adjusted (1)
Core operating earnings	$1,096.1	$1,120.0
Adjusted net income	$712.8	$710.3
Adjusted earnings per share	$12.62	$12.02

For the full year 2024, global vehicle production declined by 1% compared to a year ago, with North America down 1%, Europe down 5% and China up 4%. Global vehicle production declined 2% on a Lear sales-weighted basis(2).

Sales for the full year were $23.3 billion, representing a year-over-year decrease of 1%. Excluding the impact of commodities, foreign exchange, acquisitions and divestitures, sales were flat, reflecting lower production on key Lear platforms, offset by the addition of new business in both of our business segments and the impact from commercial recoveries.

Core operating earnings were $1,096 million, or 4.7% of sales, as compared to $1,120 million, or 4.8% of sales, in 2023. Earnings were impacted by lower production on key Lear platforms, partially offset by positive operating performance and the addition of new business.

In the Seating segment, margins and adjusted margins were 5.7% and 6.5% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 4.1% and 5.1% of sales, respectively.

Earnings per share were $8.97, as compared to $9.68 in 2023. Adjusted earnings per share increased 5% to $12.62, up from $12.02 in 2023, reflecting the benefit of our share repurchase program and higher earnings.

For the full year of 2024, net cash provided by operating activities was $1,120 million, and free cash flow(1) was $561 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on S&P Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and fourth quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the fourth quarter of 2024, Lear repurchased 1,009,079 shares of our common stock for a total of $101 million. At the end of the fourth quarter, we had a remaining share repurchase authorization of approximately $1.1 billion, which reflects approximately 22% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 59.1 million shares of our common stock for a total of $5.6 billion at an average price of $94.54 per share. This represents a reduction of approximately 56% of our shares outstanding since the time we began the program.

2025-2026 Sales Backlog
The consolidated two-year 2025-2026 core sales backlog is $1.3 billion and will drive continued global revenue growth and sales diversification. The sales backlog has been impacted by launch delays and lower than originally expected volumes on certain electric vehicle programs. The core sales backlog excludes the impact of non-core products winding down in our E-Systems business. Delays in sourcing awards due to changes in customer strategies impacted the ability to provide a meaningful 2027 sales backlog. Lear expects to provide a three-year backlog later in 2025.

2025 Financial Outlook
At the midpoint of our guidance range, we have assumed that global industry production will be 2% lower than in 2024 on a Lear sales weighted basis. The industry volume assumptions underlying Lear’s 2025 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for Lear’s vehicle platforms.

Our 2025 financial outlook is summarized below:

Full Year 2025 Financial Outlook
Net Sales	$21,875 million - $22,875 million
Core Operating Earnings	$915 million - $1,175 million
Adjusted EBITDA	$1,535 million - $1,795 million
Restructuring Costs	≈$175 million
Operating Cash Flow	$1,055 million - $1,255 million
Capital Spending	≈$625 million
Free Cash Flow	$430 million - $630 million

The financial outlook is based on a full year average exchange rate of $1.04/Euro and 7.30 RMB/$ and excludes any impact of potential changes to tariffs.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Fourth Quarter and Full Year 2024 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s fourth quarter and full year 2024 financial results and related matters on February 6, 2025, at 9:00 a.m. ET. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877- 883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 1508209. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the disposal of businesses and fixed assets and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, excluding the settlement of accounts payable in conjunction with the acquisition of I.G. Bauerhin, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and its other Securities and Exchange Commission filings.

Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of any potential changes to tariffs, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's core sales backlog. The Company's core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear, a global automotive technology leader in Seating and E-Systems, enables superior in- vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 174 on the Fortune 500. Further information about Lear is available at lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	December 31, 2024	December 31, 2023
Net sales	$5,714.6	$5,841.2

Cost of sales	5,327.5	5,436.0
Selling, general and administrative expenses	166.6	172.6
Amortization of intangible assets	10.6	15.1
Interest expense	26.7	25.0
Other expense, net	24.3	15.9

Consolidated income before income taxes and equity in net income of affiliates	158.9	176.6
Income taxes	57.3	46.7
Equity in net income of affiliates	(12.9)	(13.1)

Consolidated net income	114.5	143.0
Net income attributable to noncontrolling interests	26.4	15.7

Net income attributable to Lear	$88.1	$127.3

Diluted net income per share attributable to Lear	$1.61	$2.18

Weighted average number of diluted shares outstanding	54.8	58.5

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Net sales	$23,306.0	$23,466.9

Cost of sales	21,666.7	21,756.5
Selling, general and administrative expenses	702.5	714.7
Amortization of intangible assets	49.1	62.5
Interest expense	106.2	101.1
Other expense, net	48.6	54.9

Consolidated income before income taxes and equity in net income of affiliates	732.9	777.2
Income taxes	191.1	180.8
Equity in net income of affiliates	(50.0)	(49.3)

Consolidated net income	591.8	645.7
Net income attributable to noncontrolling interests	85.2	73.2

Net income attributable to Lear	$506.6	$572.5

Diluted net income per share attributable to Lear	$8.97	$9.68

Weighted average number of diluted shares outstanding	56.5	59.1

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2024	December 31, 2023
ASSETS
Current:
Cash and cash equivalents	$1,052.9	$1,196.3
Accounts receivable	3,589.3	3,681.2
Inventories	1,601.1	1,758.0
Other	940.8	1,001.4
	7,184.1	7,636.9
Long-Term:
PP&E, net	2,833.4	2,977.4
Goodwill	1,699.2	1,737.9
Other	2,310.8	2,343.3
	6,843.4	7,058.6

Total Assets	$14,027.5	$14,695.5

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$26.7	$27.5
Accounts payable and drafts	3,250.5	3,434.2
Accrued liabilities	2,167.6	2,205.2
Current portion of long-term debt	2.2	0.3
	5,447.0	5,667.2
Long-Term:
Long-term debt	2,733.3	2,742.6
Other	1,246.2	1,225.1
	3,979.5	3,967.7

Equity	4,601.0	5,060.6

Total Liabilities and Equity	$14,027.5	$14,695.5

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2024	December 31, 2023
Net Sales
North America	$2,317.3	$2,272.2
Europe and Africa	1,980.5	2,173.7
Asia	1,203.3	1,173.9
South America	213.5	221.4
Total	$5,714.6	$5,841.2

Content per Vehicle [1]
North America	$626	$604
Europe and Africa	$447	$458

Free Cash Flow [2]
Net cash provided by operating activities	$680.8	$569.7
Capital expenditures	(192.1)	(193.2)
Free cash flow	$488.7	$376.5

Core Operating Earnings [2]
Net income attributable to Lear	$88.1	$127.3
Interest expense	26.7	25.0
Other expense, net	24.3	15.9
Income taxes	57.3	46.7
Equity in net income of affiliates	(12.9)	(13.1)
Net income attributable to noncontrolling interests	26.4	15.7
Restructuring costs and other special items -
Costs related to restructuring actions	42.7	55.5
Acquisition costs	0.1	(0.1)
Recoveries related to CrowdStrike Holdings, Inc.	(0.5)	—
Impairments related to Fisker, Inc.	0.2	—
Impairments (recoveries) related to Russian operations, net	(0.2)	0.9
Favorable tax ruling in a foreign jurisdiction	—	(0.2)
Other	5.5	14.1
Core operating earnings	$257.7	$287.7

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2024	December 31, 2023
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$88.1	$127.3
Restructuring costs and other special items -
Costs related to restructuring actions	33.0	37.3
Acquisition costs	0.1	(0.1)
Non-cash loss related to pending disposal of a non-core business	24.4	—
Recoveries related to CrowdStrike Holdings, Inc.	(0.5)	—
Impairments related to Fisker, Inc.	0.2	—
Impairments (recoveries) related to Russian operations, net	(0.2)	0.9
Non-cash settlement loss on pension lump-sum payout	6.6	—
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	(1.5)	0.8
Favorable tax ruling in a foreign jurisdiction	—	(0.7)
Loss related to affiliate	—	2.0
Other	7.7	19.7
Tax impact of special items and other net tax adjustments [3]	3.1	(10.2)
Adjusted net income attributable to Lear	$161.0	$177.0

Weighted average number of diluted shares outstanding	54.8	58.5

Diluted net income per share available to Lear common stockholders	$1.61	$2.18

Adjusted earnings per share	$2.94	$3.03

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Net Sales
North America	$9,749.1	$9,503.4
Europe and Africa	8,298.4	8,612.6
Asia	4,392.4	4,445.0
South America	866.1	905.9
Total	$23,306.0	$23,466.9

Content per Vehicle [1]
North America	$630	$606
Europe and Africa	$473	$468

Free Cash Flow [2]
Net cash provided by operating activities	$1,120.1	$1,249.3
Settlement of accounts payable in conjunction with acquisition of IGB	—	15.4
Capital expenditures	(558.7)	(626.5)
Free cash flow	$561.4	$638.2

Core Operating Earnings [2]
Net income attributable to Lear	$506.6	$572.5
Interest expense	106.2	101.1
Other expense, net	48.6	54.9
Income taxes	191.1	180.8
Equity in net income of affiliates	(50.0)	(49.3)
Net income attributable to noncontrolling interests	85.2	73.2
Restructuring costs and other special items -
Costs related to restructuring actions	158.5	152.4
Acquisition costs	0.6	0.8
Acquisition-related inventory fair value adjustment	—	1.8
Costs related to CrowdStrike Holdings, Inc.	3.2	—
Impairments related to Fisker, Inc.	15.0	—
Impairments (recoveries) related to Russian operations, net	(1.7)	2.4
Intangible asset impairment	—	1.9
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(3.3)
Favorable tax ruling in a foreign jurisdiction	—	(0.2)
Other	32.8	31.0
Core operating earnings	$1,096.1	$1,120.0

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$506.6	$572.5
Restructuring costs and other special items -
Cost related to restructuring actions	145.0	134.2
Acquisition costs	0.6	0.8
Acquisition-related inventory fair value adjustment	—	1.8
Non-cash loss related to pending disposal of a non-core business	24.4	—
Costs related to CrowdStrike Holdings, Inc.	3.2	—
Impairments related to Fisker, Inc.	15.0	—
Impairments (recoveries) related to Russian operations, net	(1.7)	2.4
Intangible asset impairment	—	1.9
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(7.3)
Non-cash settlement loss on pension lump-sum payout	6.6	—
Foreign exchange gains due to foreign exchange rate volatility related to Russia	(2.0)	(1.9)
Favorable tax ruling in a foreign jurisdiction	—	(0.7)
Loss related to affiliate	—	7.0
Other	39.7	34.3
Tax impact of special items and other net tax adjustments [3]	(24.6)	(34.7)
Adjusted net income attributable to Lear	$712.8	$710.3

Weighted average number of diluted shares outstanding	56.5	59.1

Diluted net income per share available to Lear common stockholders	$8.97	$9.68

Adjusted earnings per share	$12.62	$12.02

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$620.7	$604.4
Less - Intangible asset impairment	—	1.9
Adjusted depreciation and amortization	$620.7	$602.5

Diluted Shares Outstanding at End of Year [4]	54,195,858	57,611,687

[1] Content per Vehicle for 2023 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of year.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	December 31, 2024	December 31, 2023
Adjusted Segment Earnings

Seating
Net sales	$4,185.7	$4,342.8

Segment earnings	$228.5	$243.5
Costs related to restructuring actions	26.4	45.6
Recoveries related to CrowdStrike Holdings, Inc.	(0.5)	—
Impairments (recoveries) related to Russian operations, net	(0.2)	0.9
Other	2.8	3.8
Adjusted segment earnings	$257.0	$293.8

Segment margins	5.5%	5.6%

Adjusted segment margins	6.1%	6.8%

E-Systems
Net sales	$1,528.9	$1,498.4

Segment earnings	$58.5	$73.3
Costs related to restructuring actions	14.6	7.8
Impairments related to Fisker, Inc.	0.2	—
Other	3.4	2.9
Adjusted segment earnings	$76.7	$84.0

Segment margins	3.8%	4.9%

Adjusted segment margins	5.0%	5.6%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Adjusted Segment Earnings

Seating
Net sales	$17,222.1	$17,548.8

Segment earnings	$988.5	$1,066.9
Costs related to restructuring actions	110.0	111.4
Acquisition-related inventory fair value adjustment	—	1.8
Costs related to CrowdStrike Holdings, Inc.	2.6	—
Impairments related to Fisker, Inc.	2.3	—
Impairments (recoveries) related to Russian operations, net	(1.7)	2.4
Other	13.8	8.7
Adjusted segment earnings	$1,115.5	$1,191.2

Segment margins	5.7%	6.1%

Adjusted segment margins	6.5%	6.8%

E-Systems
Net sales	$6,083.9	$5,918.1

Segment earnings	$247.4	$228.9
Costs related to restructuring actions	40.5	37.7
Costs related to CrowdStrike Holdings, Inc.	0.6	—
Impairments related to Fisker, Inc.	12.7	—
Intangible asset impairment	—	1.9
Insurance recoveries related to typhoon in the Philippines, net of costs	—	(3.6)
Other	9.0	10.2
Adjusted segment earnings	$310.2	$275.1

Segment margins	4.1%	3.9%

Adjusted segment margins	5.1%	4.6%